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EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        Each of the undersigned, HENRI COURPRON, the CHIEF EXECUTIVE OFFICER and ELIAS HABAYEB, the SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of INTERNATIONAL LEASE FINANCE CORPORATION (the "Company"), pursuant to 18 U.S.C. § 1350, hereby certifies that to the best of their knowledge:

            (i)  the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2014

/s/ HENRI COURPRON Henri Courpron

Dated: March 4, 2014

/s/ ELIAS HABAYEB Elias Habayeb

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  EXHIBIT 32.1
WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350